UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant

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Filed by a Party other than the Registrant

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Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

NEOS ETF Trust

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SOCIAL MEDIA COPY

1)	Draft Copy for #1 Neptune Company LinkedIn/X Posting:

Timing: ~30 minutes post-release

We're excited to announce that @NEOS Investments is joining @Goldman Sachs Asset Management.

Together, we'll combine NEOS’ innovative investment platform with Goldman’s global scale and resources seeking to bring even greater value to our investors, all while preserving the team, philosophy and investor-first culture that define NEOS.

Hear directly from our founders about this exciting news in the video below:

(Video Embedded)

https://wpp.ent.box.com/s/yskovlmvg9efujxth0h02mkiv6ykza7f

2)	Draft Copy for Troy LinkedIn Post:

Timing: Midday

@Garrett Paolella and I launched @NEOS Investments based on the belief that investors deserved better investment solutions built around their goals, not constrained by conventional thinking. Every decision we've made has been guided by one principle: helping investors and advisors achieve better long-term outcomes.

Joining @Goldman Sachs Asset Management will provide us the opportunity to accelerate everything we've been building while preserving the team, culture, investment philosophy and investor-first approach that define NEOS.

I'm incredibly grateful to our employees, our investors and our partners who recognized the value of our differentiated platform.

The best is yet to come for NEOS.

(Video Embedded)

https://wpp.ent.box.com/s/yskovlmvg9efujxth0h02mkiv6ykza7f

3)	Draft Copy for Garrett LinkedIn Post:

Timing: Midday

We've always believed that innovation ultimately leads to better outcomes for investors.

That's what inspired us to build @NEOS Investments.

Over the past several years we've challenged traditional approaches to income investing, developed tax efficient investment solutions, and built a team dedicated to helping investors navigate increasingly complex markets.

Joining @Goldman Sachs Asset Management allows us to take that vision even further.

Together we'll continue developing the next evolution of #ETF investment solutions while maintaining the investment philosophy, discipline and entrepreneurial spirit that have defined NEOS from the beginning.

Thank you to our investors, our partners and our incredible team for making this possible.

Excited for what's ahead.

(Video Embedded)

https://wpp.ent.box.com/s/yskovlmvg9efujxth0h02mkiv6ykza7f

4)	Draft Copy for Other Neptune Employee/Leadership LinkedIn Posting:

Timing: Midday/Afternoon

This is an exciting day for @NEOS Investments and for our investors.

Our mission has always been to help investors achieve better long-term outcomes through innovative investment solutions. Today we're taking an important step forward.

Hear directly from our Co-Founders and Managing Partners @Garrett Paolella and @Troy Cates about why we're so excited for what's next:

(Video Embedded)

https://wpp.ent.box.com/s/yskovlmvg9efujxth0h02mkiv6ykza7f

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The Goldman Sachs Group, Inc. (“Goldman Sachs”) has entered into an agreement to acquire Neos Investments LLC, the parent company of NEOS Investment Management, LLC (“NEOS”). NEOS serves as investment adviser for the series of NEOS ETF Trust (the “Trust,” and the series thereof, the “Funds”). In connection with the acquisition, shareholders of the Funds will be asked to approve: (1) a new investment advisory agreement between the Trust, on behalf of each Fund, and NEOS; and (2) the election of nominees to the Board of Trustees of the Trust (the “Proposals”).

The NEOS ETF Trust and its trustees, officers and nominees for trustees, NEOS and its affiliates and their officers and employees, and other persons, including Goldman Sachs and certain of its affiliates, are considered participants in the solicitation of votes (the “Participants”) in the forthcoming proxy statement. More detailed information regarding the Participants, including a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be included in the proxy statement and other relevant documents to be filed with the SEC.

This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. On or about August 17, 2026, the Trust on behalf of its series (the “Funds”) will file with the SEC a preliminary proxy statement on Schedule 14A. The information in the preliminary proxy statement will not be complete and may be changed. Investors and security holders are strongly advised to read the proxy statement and the related materials on Schedule 14A that will be filed by the Trust with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the proxy statement (once it becomes available) may be obtained free of charge at www.neosfunds.com.

These materials may contain forward-looking statements relating to the business and financial outlook of the Funds that are based on the Funds' current expectations, estimates, forecasts and projections and are not guarantees of future performance. There is no assurance that a Fund will achieve its investment objective. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in these materials.

About the NEOS Funds

Each series of the Trust is an exchange-listed and exchange-traded fund that seeks high income through options based strategies. The Trust currently offers three groups of ETFs: equity high income ETFs, boosted high income ETFs and high income alternatives. For more information visit www.neosfunds.com.

About Goldman Sachs

Goldman Sachs is a leading global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

About Goldman Sachs Asset Management

Goldman Sachs Asset Management is the primary investing area within Goldman Sachs, delivering investment and advisory services across public and private markets for the world’s leading institutions, financial advisors, and individuals. The business is driven by a focus on partnership and shared success with its clients, seeking to deliver long-term investment performance drawing on its global network and deep expertise across industries and markets. Goldman Sachs Asset Management is a leading investor across fixed income, liquidity, equity, alternatives, and multi-asset solutions. Goldman Sachs oversees approximately $4 trillion in assets under supervision as of June 30, 2026. Follow us on LinkedIn.

Assets Under Supervision (AUS) includes assets under management and other client assets for which Goldman Sachs does not have full discretion.

About NEOS Investments

Founded in 2022, NEOS Investments offers ETFs that aim to deliver the next evolution of options strategies, where seeking income is the outcome. Built on decades of research and experience, NEOS ETFs aim to empower investors with portfolio building blocks that provide monthly income, tax efficiency, and diversification through data-driven options-based ETFs. NEOS Investments’ shareholder base includes Aretex Capital and investor Tom Lydon.

Contacts:

Goldman Sachs Media Relations

Mary Athridge

+1 212 902 5400

mary.athridge@gs.com

Goldman Sachs Investor Relations

Jehan Ilahi

+1 212 902 0300

jehan.ilahi@gs.com

NEOS Investments

neos@bursonbuchanan.com